       1                      Filed Under Rule 424 (b)(3)
                              Registration Statement No. 33-61003


     SUPPLEMENT NO. 4 TO PROSPECTUS DATED SEPTEMBER 20, 1995
                (AS SUPPLEMENTED OCTOBER 19,1995)

AT&T CAPITAL CORPORATION


Medium Term Notes, Series 3


Due Nine Months or More From Date of Issue.


Issue Price: 100%
  (as a percent of principal amount)

                  Fixed and Floating Rate Notes

                                                  Interest Rate
Range of Maturities                                 Per Annum
-------------------                               -------------

From 9 months to 1 year ............................ Floating %

INITIAL FIXING DATE:               10/23/95

INITIAL PAYMENT DATE:              11/27/95

MATURITY DATE:                     10/25/96

DAYCOUNT:                          ACTUAL/360

INDEX:                             1 MONTH LIBOR + 0.03%

SOURCE:                            TELERATE P. 3750

RESET FREQUENCY:                   MONTHLY

PAYMENT FREQUENCY:                 MONTHLY

PAYMENT:                      MONTHLY. PAYS THE 25TH OR NEXT GOOD
                              BUSINESS DAY OF EACH MONTH.
                              COMMENCING 11/27/95

INTEREST DETERMINATION:       MONTHLY RESET, PAID
                              MONTHLY - SOURCE: TELERATE P.3750,
                              2 LONDON BUSINESS DAYS PRIOR TO
                              PERIOD END DATES
Date of Sale: October 20, 1995

Redemption:                   NON-CALL LIFE